UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2022

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01. Other Events.
On April 4, 2022, Bioventus Inc. (the “Company”) announced that it has exercised its call option to acquire CartiHeal Ltd., excluding the ownership interest already owned by the Company, for approximately $315 million, with an additional approximately $135 million payable contingent upon the achievement of $100 million in trailing twelve month sales. The Company plans to finance the acquisition with additional debt. The Company’s decision to exercise this option follows the U.S. Food and Drug Administration’s March 29, 2022 premarket approval of CartiHeal’s Agili-C™ implant.
The transaction is expected to close during the second fiscal quarter subject to certain customary closing conditions, and the Company plans a limited market release of CartiHeal in the United States during the third quarter of 2022.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the expected timing of the closing of the Company’s acquisition of CartiHeal and related conditions to closing, the expected financing of the acquisition and the Company’s expected timeline for commercialization of CartiHeal. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this Current Report on Form 8-K include, but are not limited to, our ability to complete the CartiHeal acquisition on expected timelines or at all; our ability to recognize the benefits of the investment in CartiHeal; the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; including the potential CartiHeal acquisition; competition against other companies; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and as such factors may be further updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of the Company’s website at ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: April 4, 2022	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel